EXHIBIT (a)(4)

                                FONIX CORPORATION

                            OFFER TO EXCHANGE OPTIONS
                 NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

          I previously received (i) a copy of the Offer to Exchange Certain Outstanding Options for New Options, dated January 19, 2005 (the "Offer to Exchange"), (ii) the Memorandum from Thomas A. Murdock, Chief Executive Officer, dated January 19, 2005, (iii) the Fonix Corporation Offer to Exchange Options Election Form (the "Election Form"), (iv) this Notice to Change Election From Accept to Reject (the "Notice") and (v) the Promise to Grant Stock Options (which together, as they may be amended from time to time, constitute the "Offer"). I signed and returned the Election Form, in which I elected to accept Fonix Corporation's ("Fonix," also referenced herein as "we," "us," or "our") offer to exchange some of or all of my options. I now wish to change that election and REJECT Fonix's offer to exchange my options. I understand that by signing this Notice and delivering it to Brandon O'Brien, Vice President, Finance, by 5:00 p.m. Mountain Time on February 21, 2005, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to exchange options.

          I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile (fax # (801) 553-6707) or hand delivery to Brandon O'Brien, Vice President, Finance, by 5:00 p.m. Mountain Time on February 21, 2005.

          I understand that by rejecting the Offer to exchange options, I will not receive any new options pursuant to the Offer and I will keep the options that I have. These options will continue to be governed by the Option Plan under which they were granted and by the existing option agreements between Fonix and me.

           I understand that I may change this election, and once again accept the Offer to exchange options, by submitting a new Election Form to Brandon O'Brien, Vice President, Finance, via facsimile (fax # (801) 553-6707) prior to 5:00 p.m. Mountain Time on February 21, 2005.

          I have signed this Notice and printed my name exactly as it appears on the Election Form.

          I do not accept the Offer to exchange any options.


------------------------------------     --------------------------------------
Optionholder Signature                   Government ID (e.g. Social Security #,
                                         Social Insurance #, tax ID #, etc.)



-------------------        -----------------------------   ---------------------
Optionholder Name          E-mail Address or Fax Number    Date and Time
(Please Print)



               RETURN TO BRANDON O'BRIEN, VICE PRESIDENT, FINANCE,
                      NO LATER THAN 5:00 P.M. MOUNTAIN TIME
     ON FEBRUARY 21, 2005, VIA FACSIMILE AT (801) 553-6707 OR HAND DELIVERY


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                           INSTRUCTIONS TO THE NOTICE
                    TO CHANGE ELECTION FROM ACCEPT TO REJECT

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       Delivery of Notice to Change Election From Accept to Reject.

         A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a facsimile of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Brandon O'Brien, Vice President, Finance, either via hand delivery or via the facsimile number listed on the front cover of this Notice to Change Election From Accept to Reject (fax # (801) 553-6707) on or before 5:00 p.m. Mountain Time on February 21, 2005 (the "Expiration Date"). If Fonix extends the Offer, this Notice to Change Election From Accept to Reject must be received by Brandon O'Brien, Vice President, Finance, by 5:00 p.m. Mountain Time on the last day of the extended offer period.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY FONIX. DELIVERY TO US BY E-MAIL WILL NOT BE ACCEPTED. YOU MAY HAND DELIVER YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TO BRANDON O'BRIEN, VICE PRESIDENT, FINANCE AT FONIX CORPORATION, OR YOU MAY FAX IT TO HIM AT THE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT HAS BEEN RECEIVED BY US.

         Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Fonix beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to Fonix, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD. As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. In addition, if you tender any options, all options granted to you since July 19, 2004 (within the six months prior to commencement of the Offer) must also be tendered for exchange, regardless of the exercise prices of those option grants. You may change your mind about which individual option grants you would like to tender for exchange. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.



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         By signing this Notice to Change Election From Accept to Reject (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.       Signatures on This Notice to Change Election From Accept to Reject.

          If this Notice to Change Election From Accept to Reject is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

          If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Fonix of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

3.    Other Information on This Notice to Change Election From Accept to Reject.

          In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address or fax number, and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4.       Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Brandon O'Brien, Vice President, Finance, at Fonix Corporation, 9350 South 150 East, Suite 700, Sandy, Utah 84070, telephone number 801-553-6600. Copies will be furnished promptly at Fonix's expense.

5.        Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice to Change Election From Accept to Reject will be determined by Fonix in its discretion. Fonix's determinations shall be final and binding on all parties. Fonix reserves the right to reject any or all Notices to Change Election From Accept to Reject that Fonix determines not to be in proper form or the acceptance of which may, in the opinion of Fonix's counsel, be unlawful. Fonix also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and Fonix's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as Fonix shall determine. Neither Fonix nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

          IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY FONIX, ON OR BEFORE FEBRUARY 21, 2005.

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6.       Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the Memorandum from Thomas A. Murdock, Chief Executive Officer, dated January 19, 2005, before making any decisions regarding participation in, or withdrawal from, the Offer.

7.       Important Tax Information.

         You should refer to Section 15 of the Offer to Exchange, which contains important income tax information.

8.       Your Representations in This Notice.

         Your representations or certifications in this Notice to the effect that you understand various aspects of the Offer are not a defense to actions against us alleging fraud or misrepresentation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to the Offer.